                                                                  Filed pursuant
                                                               to Rule 424(b)(3)
                                                              File No. 333-77533
                                                          Renal Care Group, Inc.


            PROSPECTUS SUPPLEMENT NO. 4, DATED NOVEMBER 11, 1999, TO
                         PROSPECTUS DATED JUNE 24, 1999


         In order to reflect the transfer of Common Stock from FLM Partners to its three partners MacNeal Management Services, Inc., Laurens Lohmann, M.D. and Kenneth Fisher, M.D., the table of Selling Shareholders in the Selling Shareholders' section of the Prospectus is revised and supplemented as follows:

                                        Shares Beneficially                               Shares
                                            Owned Before           Shares Being        Beneficially
                                            the Offering             Offered          Owned After the
           Name                                                                          Offering
MacNeal Management Services, Inc.               17,411                9,060              9,052(2)
Laurens Lohmann, M.D.                           10,449                5,437              5,433(2)
Kenneth Fisher, M.D.                             9,673                5,034              5,028(2)


(2) The shares owned beneficially after the offering includes shares received by FLM Partners after the initiation of the offering and which were subsequently transferred to its three partners in the following amounts: 701 to MacNeal Management Services, Inc., 421 to Laurens Lohmann, M.D. and 389 to Kenneth Fisher, M.D.